EXHIBIT 23.2
Reed Smith

Nanette W. Mantell Direct Phone: +1 609 514 8542 Email: nmantell@reedsmith.com	Reed Smith LLP Princeton Forrestal Village 136 Main Street — Suite 250 Princeton, NJ 08540-7839 +1 609 987 0050 Fax +1 609 951 0824 www.reedsmith.com
May 16, 2008
U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
     Re:            DUSA Pharmaceuticals, Inc. (“DUSA”) Registration Statement on Form S-3
Ladies and Gentlemen:
     We consent to the reference to our firm’s name under the heading “Legal Matters” in DUSA’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “Commission”) on this date, pursuant to the Securities Act of 1933, as amended, which is being filed with the Commission in connection with the registration of up to $75,000,000 of the DUSA’s common stock, preferred stock, debt securities, depository shares and warrants. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP
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